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     As filed with the Securities and Exchange Commission on April 9, 2001

                                                      Registration No. 333-37678
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                        POST-EFFECTIVE AMENDMENT NO. 1 TO
                                    FORM S-3

                        REGISTRATION STATEMENT UNDER THE
                             SECURITIES ACT OF 1933
                                  ------------
                               Sedona Corporation
             (Exact name of registrant as specified in its charter)
                              455 South Gulph Road
                            King of Prussia, PA 19406
                                 (484) 679-2200
                    (Address of principal executive offices)

         Pennsylvania                                         95-4091769
(State or other jurisdiction of                            (I.R.S. employer
 incorporation or organization)                          identification number)

                                  ------------
                                 Marco A. Emrich
                      President and Chief Executive Officer
                               Sedona Corporation
                              455 South Gulph Road
                            King of Prussia, PA 19406
                                 (484) 679-2200
            (Name, address, including zip code and telephone number,
                    including area code of agent for service)
                                  ------------
                                   Copies to:
                             Robert B. Murphy, Esq.
                        Piper Marbury Rudnick & Wolfe LLP
                             1200 19th Street, N.W.
                             Washington, D.C. 20036
                                 (202) 861-3900
                                -----------------


                          DEREGISTRATION OF SECURITIES

         Sedona Corporation previously filed Registration Statement No. 333-37678 on Form S-3 relating to securities of Sedona having an aggregate value of $50,000,000, to be offered from time to time pursuant to Rule 415 under the Securities Act of 1933. The Registration Statement was declared effective by the SEC on June 27, 2000. As of the date of this Post-Effective Amendment No. 1, securities having a value of $7,000,000 have been sold and warrants to purchase up to 1,513,895 shares of Sedona's common stock have been issued pursuant to the Registration Statement. Sedona files this Post-Effective Amendment No. 1 to deregister all remaining unsold securities.


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                                   SIGNATURES

         Pursuant to the requirements of Rule 478(a) of the Securities Act of 1933, the registrant certifies that it has duly caused this Post-Effective Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in King of Prussia, Commonwealth of Pennsylvania, on the 9th day of April, 2001.


                                        SEDONA CORPORATION


                                        By: /s/  Marco A. Emrich
                                          ---------------------------
                                          Marco A. Emrich
                                          President and
                                          Chief Executive Officer